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                                                              Exhibit 23.1



               CONSENT ON ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-07707 and No. 333-29549) pertaining to the Cell Genesys, Inc. 1989 Incentive Stock Plan and the 1992 Employee Stock Purchase Plan of our report dated January 28, 1998 with respect to the consolidated financial statements of Cell Genesys, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                 /s/ ERNST & YOUNG LLP

Palo Alto, California
March 27, 1998